Exhibit 99.1

Press Release #201310	FOR IMMEDIATE RELEASE	September 19, 2013

Enertopia Signs AMI Participation Agreement

VANCOUVER, BC – September 19, 2013 - Enertopia Corporation (ENRT-OTCBB) (TOP-CNSX) (the "Company" or "Enertopia") announces that the Company has signed the Definitive AMI Participation Agreement for development drilling of 100 light oil locations covering an area of 2,924 acres in a known field located in the Forest and Venango counties, Pennsylvania.

The light oil assets include a number of original oil-in-place pools in NW Pennsylvania discovered and developed by Quaker State Oil. Over the past 20 months the Vendor has drilled and completed 42 infill well locations with a 100% success rate. Each shallow oil well can have up to four separate producing sand intervals.

Enertopia issued 100,000 shares to the Vendor on closing. A further 10,000 shares will be issued per producing well, funded by the Company, with the potential for the total shares issued over four years reaching 1,000,000 shares for 100 producing wells.

Robert McAllister, President, stated: "This light oil project once drilled, looks to provide a strong and stable cash flow base and gives the Company the ability to appeal to diverse investors.”

This field development will provide the Company with the essential elements required to support a growth and income based business model:

  With CAPEX potentially as low as $130,000 per well it is expected that cash flow after initial CAPEX will allow the Company to fund the 100 well commitment;

  Vendor-reported expected light oil production field netbacks of approximately $55 per barrel basis $90 WTI should place the performance of these operations in the top 10% of all North American fields.

The Pennsylvania low risk light oil development project provides the opportunity to create value for Shareholders.

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6412.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company’s successful efforts in the oil and gas sector are dependent on many factors such as but not limited to financing, completion and production and field depletion. Expected field production could be materially different than from expected and past results. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company.